Exhibit 10.6

Execution Version

ALL LIENS AND SECURITY INTERESTS EVIDENCED BY THIS AGREEMENT SHALL AT ALL TIMES BE SUBORDINATE AND JUNIOR TO THE LIENS AND SECURITY INTERESTS GRANTED TO CoBank, ACB, a federally-chartered instrumentality of the United States, PURSUANT TO that certain Security Agreement dated as of March 20, 2019 (AS AMENDED FROM TIME TO TIME) MADE BY gRANTORS (dEFINED BELOW) IN FAVOR OF SENIOR AGENT (DEFINED BELOW) AND SUBJECT TO THE TERMS OF THAT CERTAIN INTERCREDITOR AGREEMENT EVEN DATED HEREWITH (AS AMENDED FROM TIME TO TIME) BY AND AMONG SENIOR AGENT, GRANTORS, AND AGENT (DEFINED BELOW), AND THE OTHER PARTIES PARTY THERETO.

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (as amended, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”) is made on March 20, 2020 by and among PACIFIC ETHANOL CENTRAL, LLC, a limited liability company organized under the laws of Delaware (“Pledgor”), ILLINOIS CORN PROCESSING, LLC, a limited liability company organized under the laws of Delaware (“ICP”), and CORTLAND PRODUCTS CORP., as collateral agent for the benefit of the Noteholders (in such capacity, together with its successors and assigns in such capacity, the “Agent”; together with the Noteholders, the “Secured Parties”).

RECITALS:

WHEREAS, Pacific Ethanol, Inc., a Delaware corporation (“PEI”), issued certain secured promissory notes in the aggregate original principal amount of $55,000,000 on December 15, 2016 (the “Initial Notes”) pursuant to a Note Purchase Agreement dated as of December 12, 2016 by and among PEI and the Investors identified therein (as amended, restated, supplemented or otherwise modified from time to time, including amendments and restatements thereof in its entirety, the “Initial Purchase Agreement”);

WHEREAS, PEI and certain Investors identified therein are parties to a Note Purchase Agreement dated as of June 26, 2017 (as amended, restated, supplemented or otherwise modified from time to time, including amendments and restatements thereof in its entirety, the “Additional Purchase Agreement”), pursuant to which PEI issued $13,948,078 in aggregate original principal amount of senior secured notes due December 15, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Additional Notes”).

WHEREAS, the Noteholders are holders of the Initial Notes, the Additional Notes and certain other secured promissory notes issued by PEI on December 16, 2019 (the “Existing Notes”);

WHEREAS, pursuant to that certain Senior Secured Note Amendment Agreement dated as of December 22, 2019 between the Noteholders defined therein and PEI (as amended, restated, supplemented or otherwise modified from time to time, including amendments and restatements thereof in its entirety, the “Amendment Agreement”), the Existing Notes were amended and restated in their entirety (the “Amended Notes,” and together with the Amendment Agreement and the Transaction Documents (as defined in the Initial Noteholder Security Agreement (as defined below)), the “Notes Amendment Documents”);

WHEREAS, Cortland Products Corp. has been appointed by the Noteholders to act as collateral agent under the Notes Amendment Documents (and as successor to Cortland Capital Market Services LLC in such capacity) pursuant to the Initial Noteholder Security Agreement;

WHEREAS, Pledgor, ICP and CoBank, ACB, a federally-chartered instrumentality of the United States (“Senior Agent”), are party to that certain Pledge Agreement dated as of March 20, 2019 (“Senior Agent Pledge Agreement”), wherein Pledgor granted to Senior Agent a senior security interest in the Pledged Collateral, securing the payment and performance when due of the Secured Obligations (as defined in the Senior Agent Pledge Agreement);

WHEREAS, the Lien granted herein shall be junior in priority to the Lien granted to Senior Agent, as set forth in that certain Intercreditor Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, “Intercreditor Agreement”) by and among Senior Agent, Agent, PEI and the Grantors party thereto; and

WHEREAS, to secure the obligations of PEI under the Notes Amendment Documents, pursuant to the Notes Amendment Documents, the Pledgor is required to enter into this Agreement.

1. Definitions. Each capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Amendment Agreement or the Initial Noteholder Security Agreement, as applicable. As used herein, the following terms shall have the following meanings:

“Companies” shall mean each of the entities identified as an “Issuer” on Annex A hereto, and each such entity individually is referred to herein as a “Company”.

“Equity Interests” shall mean all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial partnership or membership interests, joint venture interests, units, limited liability company interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Existing Notes” has the meaning set forth in the Recitals.

“Initial Noteholder Security Agreement” means that certain Security Agreement, dated as of December 15, 2016, by and among the Company, the Noteholders party thereto, and the Agent, as amended by that certain First Amendment to Security Agreement, dated June 30, 2017, by and among the Company, the Noteholders party thereto, and the Agent, that certain Second Amendment to Security Agreement, dated December 22, 2019, by and among the Company, the Noteholders party thereto, and the Agent, and that certain Third Amendment to Security Agreement, dated as of the date hereof, by and among the Company, the Noteholders party thereto, and the Agent, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Initial Noteholder Security Agreement” means that certain Security Agreement, dated as of December 15, 2016, by and among the Company, the Noteholders party thereto, and the Agent, as amended by that certain First Amendment to Security Agreement, dated June 30, 2017, by and among the Company, the Noteholders party thereto, and the Agent, that certain Second Amendment to Security Agreement, dated December 22, 2019, by and among the Company, the Noteholders party thereto, and the Agent, and that certain Third Amendment to Security Agreement, dated as of the date hereof, by and among the Company, the Noteholders party thereto, and the Agent, as the same may be further amended, restated, supplemented or otherwise modified from time to time.

“Noteholders” means (x) each Person that is (i) a signatory to the Amendment Agreement and identified as a “Noteholder” on Exhibit A to the Amendment Agreement, (ii) a holder of any of the Notes (as defined in the Amendment Agreement), and (iii) a “Secured Party” party to the Initial Noteholder Security Agreement and (y) any other Person that becomes (i) a holder of any of the Notes pursuant to any permitted assignment or transfer and (ii) a “Secured Party” under the Initial Noteholder Security Agreement pursuant to a Security Agreement Joinder, other than any such Person that ceases to be a party to such agreement pursuant to an assignment of all of its Notes and its rights and obligations under the Transaction Documents (as defined in the Initial Security Agreement).

“Pledged Collateral” shall have the meaning ascribed to it in Section 2 hereof.

“Power” shall have the meaning ascribed to it in Section 2 hereof.

“Secured Obligations” shall mean all obligations of PEI to the Noteholders now or hereafter existing under the Notes Amendment Documents.

2. Pledge; Agent’s Duties; Intercreditor Agreement.

(a) Pledgor hereby pledges, assigns, transfers, sets over and delivers to Agent, and hereby grants to Agent, for the benefit of the Secured Parties, a security interest in, all of the Equity Interests of the Companies now or hereafter held by Pledgor, including the Equity Interests more particularly described on Annex A hereto and all of Pledgor’s options, if any, for the purchase of any Equity Interests of any of the Companies, herewith delivered to Agent, and where certificated, accompanied by powers (“Powers”) duly executed in blank, and all proceeds thereof including, without limitation, all proceeds from the sale of any such Equity Interests and all dividends and distributions at any time payable in connection such Equity Interests (said Equity Interests, Powers, options, and proceeds hereinafter collectively called the “Pledged Collateral”) as security for the due and punctual payment and performance of the Secured Obligations.

(b) Agent shall have no duty with respect to any part or all of the Pledged Collateral of any nature or kind other than the duty to use reasonable care in the safe custody of any tangible items of the Pledged Collateral in its possession (it being agreed that Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which it accords its own property). Without limiting the generality of the foregoing, Agent shall be under no obligation to sell any of the Pledged Collateral or otherwise to take any steps necessary to preserve the value of any of the Pledged Collateral or to preserve rights in the Pledged Collateral against any other Persons, but may do so at its option upon an Event of Default, and all expenses incurred in connection therewith shall be for the sole account of Pledgor.

(c) For the avoidance of doubt, all obligations of Pledgor, and all rights of Agent, hereunder shall be subject to the obligations of the Pledgor and the subordinated rights of Agent under the Intercreditor Agreement.

3. Voting Rights. During the term of this Agreement, and so long as no Event of Default shall have occurred, Pledgor shall have the right to vote all or any portion of the Equity Interests owned by such Pledgor on all corporate and other company questions for all purposes not inconsistent with the terms of this Agreement or any of the other Notes Amendment Documents. To that end, if Agent transfers all or any portion of the Pledged Collateral into its name or the name of its nominee, to the extent authorized to do so under this Agreement or any of the other Notes Amendment Documents, Agent shall, upon the request of a Pledgor, unless an Event of Default shall have occurred, execute and deliver or cause to be executed and delivered to Pledgor, proxies with respect to the applicable portion of the Pledged Collateral. Pledgor hereby grants to Agent, effective upon or after the occurrence of an Event of Default and pursuant to the terms of the Intercreditor Agreement, an IRREVOCABLE PROXY pursuant to which Agent shall be entitled (but shall not be obligated) to exercise all voting powers pertaining to the Pledged Collateral, including to call and attend all meetings of the shareholders, members or partners of the Companies to be held from time to time with full power to act and vote in the name, place and stead of Pledgor (whether or not the Equity Interests shall have been transferred into its name or the name of its nominee or nominees), give all consents, waivers and ratifications in respect of the Pledged Collateral and otherwise act with respect thereto as though it were the outright owner thereof, and any and all proxies theretofore executed by Pledgor shall terminate and thereafter be null and void and of no effect whatsoever.

4. Collection of Dividend Payments. During the term of this Agreement, and so long as there no Event of Default shall exist, Pledgor shall have the right to receive and retain any and all dividends and other distributions payable by any Company to Pledgor on account of any of the Pledged Collateral except as otherwise provided in the Notes Amendment Documents. Upon or after the occurrence of any Event of Default and pursuant to the terms of the Intercreditor Agreement, all dividends and other distributions payable by any Company on account of any of the Pledged Collateral shall be paid to Agent and any such sum received by Pledgor shall be deemed to be held by Pledgor in trust for the benefit of Agent and the other Secured Parties and shall be forthwith turned over to Agent for application by Agent to the Secured Obligations in the manner authorized by the Notes Amendment Documents.

5. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants to Agent and the other Secured Parties as follows (which representations and warranties shall be deemed continuing): (a) Pledgor is the legal and beneficial owner of the Pledged Collateral identified on Annex A; (b) all of the Equity Interests have been duly and validly issued, are fully paid and nonassessable, and are owned by Pledgor free of any Liens except for Agent’s security interest hereunder and the Permitted Liens; (c) the Pledged Collateral constitutes the percentage of the issued and outstanding Equity Interests of each of the Companies identified on Annex A hereto; (d) there are no contractual or charter restrictions upon the voting rights or upon the transfer of any of the Pledged Collateral; (e) Except as required under the Intercreditor Agreement, Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the Pledged Collateral without the consent of any other Person and free of any Liens and applicable restrictions imposed by any governmental authority, and without any restriction under the organizational documents of Pledgor or any Company or any agreement among Pledgor’s or any Company’s shareholders, partners or members; (f) this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes a legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights; (g) the execution, delivery and performance by Pledgor of this Agreement and the exercise by Agent of its rights and remedies hereunder do not and will not result in the violation of any of the organizational documents of Pledgor, any agreement, indenture, instrument or law by which Pledgor or any Company is bound or to which Pledgor or any Company is subject (except that Pledgor makes no representation or warranty with respect to Agent’s prospective compliance with any federal or state laws or regulations governing the sale or exchange of securities); (h) no consent, filing, approval, registration or recording is required (1) for the pledge by Pledgor of its respective portion of the Pledged Collateral pursuant to this Agreement or (2) except for the filing of an appropriate UCC financing statement, to perfect the Lien created by this Agreement (to the extent that a Lien created by this Agreement can be perfected by filing a financing statement); (i) none of the Pledged Collateral is held or maintained in the form of a securities entitlement or credited to any securities account; and (j) if the Pledged Collateral is certificated, Pledgor shall cause such certificates or other documents evidencing or representing such Pledged Collateral, accompanied by Powers, all in form and substance satisfactory to Agent and Required Holders to be delivered to Agent.

6. Affirmative Covenants of Pledgor. Until all of the Secured Obligations are paid in full, Pledgor covenants that it will: (a) warrant and defend at its own expense Agent’s right, title and security interest in and to the Pledged Collateral against the claims of any Person; (b) promptly deliver to Agent all written notices with respect to the Pledged Collateral, and promptly give written notice to Agent of any other notices received by Pledgor with respect to the Pledged Collateral; (c) promptly deliver to Agent to hold under this Agreement any Equity Interests of any Company subsequently acquired by Pledgor, whether acquired by Pledgor by virtue of the exercise of any options included within the Pledged Collateral or otherwise (which Equity Interests, whether or not delivered, shall be deemed to be a part of the Pledged Collateral); (d) if any of the Pledged Collateral constituting membership interests in a limited liability company or general or limited partnership interests in a limited partnership or limited liability partnership is hereafter designated by the relevant Company as a “security” under (and as defined in) Article 8 of the UCC, cause such Pledged Collateral to be certificated and deliver to Agent all certificates evidencing such Pledged Collateral, accompanied by Powers, all in form and substance satisfactory to Agent and Required Holders; and (e) if at any time hereafter any of the Pledged Collateral that is not currently certificated becomes certificated, deliver all certificates or other documents evidencing or representing the Pledged Collateral to Agent, accompanied by Powers, all in form and substance satisfactory to Agent and Required Holders.

7. Negative Covenants of Pledgor. Until the Secured Obligations are paid in full, Pledgor covenants that it will not, without the prior written consent of Agent and Required Holders, (a) sell, convey or otherwise dispose of any of the Pledged Collateral or any interest therein other than as permitted under the Notes Amendment Documents; (b) grant or permit to exist any Lien whatsoever upon or with respect to any of the Pledged Collateral or the proceeds thereof, other than the security interest created hereby; (c) consent to the issuance by any Company of any new Equity Interests; (d) consent to any merger or other consolidation of any Company with or into any corporation or other entity other than as permitted under the Notes Amendment Documents; (e) cause any Pledged Collateral to be held or maintained in the form of a security entitlement or credited to any securities account; (f) designate, or cause any Company to designate, any of the Pledged Collateral constituting membership interests in a limited liability company or general or limited partnership interests in a limited partnership or limited liability partnership as a “security” under Article 8 of the UCC, unless such Company has caused such Pledged Collateral to become certificated and has complied with the requirements of Section 6(e) hereof with respect to such Pledged Collateral; (g) evidence, or permit any Company to evidence, any of the Pledged Collateral that is not currently certificated, with any certificates, instruments or other writings, unless such Company has complied with the provisions of Section 6(e) of this Agreement; or (h) consent to or permit any amendment of the organizational documents of any Company that would restrict Pledgor’s right to vote, pledge or grant a security interest in or otherwise transfer its respective portion of the Pledged Collateral.

8. Irrevocable Authorization and Instruction to Companies. To the extent that any portion of the Pledged Collateral might now or hereafter consist of uncertificated securities within the meaning of Article 8 of the UCC, Pledgor irrevocably authorizes and instructs each Company to comply with any instruction received by such Company from Agent with respect to such Pledged Collateral without any other or further instructions from or consent of Pledgor, and Pledgor agrees that each Company shall be fully protected in so complying; provided, however, that Agent agrees that Agent will not issue or deliver any such instructions to any Company except upon or after the occurrence of an Event of Default.

9. Subsequent Changes Affecting Pledged Collateral. Pledgor hereby represents to Agent that Pledgor has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including rights to convert, rights to subscribe, payment of dividends and distributions, reorganization or other exchanges, tender offers and voting rights), and Pledgor hereby agrees that Agent shall have no responsibility or liability for informing Pledgor of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto. Agent may, at any time that an Event of Default exists, at its option and without notice to Pledgor, transfer or register the Pledged Collateral or any portion thereof into its or its nominee’s name with or without any indication that such Pledged Collateral is subject to the security interest hereunder.

10. Equity Interest Adjustments. If during the term of this Agreement any dividend, reclassification, readjustment or other change is declared or made in the capital structure of any of the Companies, or any option included within the Pledged Collateral is exercised, or both, all new, substituted and additional Equity Interests or other securities issued by reason of any such change or exercise shall, if received by Pledgor, be held in trust for the Secured Parties’ benefit and shall be promptly delivered to and held by Agent under the terms of this Agreement in the same manner as the Pledged Collateral originally pledged hereunder.

11. Warrants, Options and Rights. If during the term of this Agreement subscription warrants or any other rights or options are issued or exercised by Pledgor in connection with the Pledged Collateral, then such warrants, rights and options shall be promptly assigned by Pledgor to Agent and all certificates evidencing new Equity Interests or other securities so acquired by Pledgor shall be promptly delivered to Agent to be held under the terms of this Agreement in the same manner as the Pledged Collateral originally pledged hereunder.

12. Registration. If Agent determines that it is required to register under or otherwise comply in any way with the Securities Act of 1933, as amended from time to time (the “Securities Act”) or any similar federal or state law with respect to the securities, if any, included in the Pledged Collateral prior to sale thereof by Agent, then upon or after the occurrence of any Event of Default, Pledgor will use its best efforts to cause any such registration to be effectively made, at no expense to Agent, and to continue such registration effective for such time as may be necessary in the reasonable opinion of Agent and Required Holders, and will reimburse Agent for any out-of-pocket expense incurred by Agent, including reasonable attorneys’ fees and accountants’ fees and expenses, in connection therewith.

13. Consent. Pledgor hereby consents that from time to time, before or after the occurrence or existence of any default or Event of Default, with or without notice to or assent from Pledgor, any other security at any time held by or available to Agent for any of the Secured Obligations may be exchanged, surrendered, or released, and any of the Secured Obligations may be changed, altered, renewed, extended, continued, surrendered, compromised, waived or released, in whole or in part, as Agent may see fit, and Pledgor shall remain bound under this Agreement and under the other Notes Amendment Documents notwithstanding any such exchange, surrender, release, alteration, renewal, extension, continuance, compromise, waiver or inaction, extension of further credit or other dealing.

14. Remedies Upon Default. Upon or after the occurrence of any Event of Default and subject to the terms of the Intercreditor Agreement, (i) Agent shall have, in addition to any other rights given by law or the rights given hereunder or under each of the other Notes Amendment Documents, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the UCC and (ii) Agent may cause all or any part of the Equity Interests held by it to be transferred into its name or the name of its nominee or nominees. In addition, upon or at any time after the occurrence of an Event of Default, Agent may sell or cause the Pledged Collateral, or any part thereof, which shall then be or shall thereafter come into Agent’s possession or custody, to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price as Agent may deem best, and for cash or on credit or for future delivery, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever of Pledgor or arising through Pledgor. If any of the Pledged Collateral is sold by Agent upon credit or for future delivery, Agent shall not be liable for the failure of the purchaser to pay the same and in such event Agent may resell such Pledged Collateral. Unless the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Agent will give the applicable Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the applicable Pledgor, as provided in Section 22 below, at least ten (10) days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the fullest extent permitted by applicable law, waived. Agent may, in its own name, or in the name of a designee or nominee, buy at any public sale of the Pledged Collateral and, if permitted by applicable law, buy at any private sale thereof. Pledgor will pay to Agent on demand all expenses (including court costs and reasonable attorneys’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof and all other charges due against the Pledged Collateral, including taxes, assessments or Liens upon the Pledged Collateral and any expenses, including transfer or other taxes, arising in connection with any sale, transfer or other disposition of Pledged Collateral. In connection with any sale of Pledged Collateral by Agent, Agent shall have the right to execute any document or form, in its name or in the name of Pledgor, that may be necessary or desirable in connection with such sale, including Form 144 promulgated by the Securities and Exchange Commission. In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, Pledgor agrees that Agent may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act even if the issuer would agree to do so. Agent shall apply the cash proceeds actually received from any sale or other disposition to the reasonable expenses of retaking, holding, preparing for sale, selling and the like, to reasonable attorneys’ fees, and all legal expenses, travel and other expenses that might be incurred by Agent in attempting to collect the Secured Obligations or to enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Secured Obligations in the manner authorized by the Notes Amendment Documents.

15. Redemption; Marshaling. Pledgor hereby waives and releases to the fullest extent permitted by applicable law any right or equity of redemption with respect to the Pledged Collateral before or after a sale conducted pursuant to Section 14 hereof. Pledgor agrees that Agent shall not be required to marshal any present or future security (including this Agreement and the Pledged Collateral pledged hereunder) for, or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of Agent’s rights hereunder and in respect of such security and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the fullest extent that it lawfully may, Pledgor hereby agrees that it will not invoke any law relating to the marshaling of collateral that might cause delay in or impede the enforcement of Agent’s rights under this Agreement or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or guaranteed, and to the fullest extent that it lawfully may, Pledgor hereby irrevocably waives the benefits of all such laws.

16. Term. This Agreement shall become effective only when accepted by Agent and, when so accepted, shall constitute a continuing agreement and shall remain in full force and effect until the Secured Obligations are paid in full, at which time this Agreement shall terminate and Agent shall deliver to the Pledgor, at Pledgor’s expense, such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to this Agreement. Notwithstanding the foregoing, in no event shall any termination of this Agreement terminate any indemnity set forth in this Agreement or any of the other Notes Amendment Documents, all of which indemnities shall survive any termination of this Agreement or any of the other Notes Amendment Documents.

17. Rules and Construction. The singular shall include the plural and vice versa, and any gender shall include any other gender as the text shall indicate. All references to “including” shall mean “including, without limitation.” Each reference in this Agreement to a “corporation” shall also be deemed to include a reference to a limited liability company, limited partnership or limited liability partnership and vice versa, each reference to “shareholders” of a Person shall also be deemed to include a reference to members or partners and vice versa and each reference to “certificate of incorporation” or “articles of incorporation” or “bylaws” shall also be deemed to include a reference to “certificate of formation” or “certificate of limited partnership” and “limited liability company operating agreement” or “limited partnership agreement” or other organizational documents of a limited liability company, limited partnership or limited liability partnership and vice versa.

18. Successors and Assigns. This Agreement shall be binding upon Pledgor and its respective successors and assigns, and shall inure to the benefit of Agent and the other Secured Parties and their respective successors and assigns. This Agreement is fully assignable by any Secured Party without the consent of Pledgor or ICP; provided that this Agreement may not be assigned by Pledgor or ICP without the prior written consent of the Agent.

19. Construction and Applicable Law. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Agreement shall be held to be prohibited or invalid under any applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. This Agreement shall be governed by and the rights and liabilities of the parties hereto determined and construed in accordance with the internal laws of the State of New York without regard to its conflicts of law provisions. This Agreement is intended to take effect as a document executed and delivered under seal.

20. Cooperation and Further Assurances. Pledgor agrees that it will cooperate with Agent and will, upon Agent’s request, execute and deliver, or cause to be executed and delivered, all such other powers, instruments, financing statements, certificates, legal opinions and other documents, and will take all such other action as Agent and Required Holders request from time to time, in order to carry out the provisions and purposes hereof, including delivering to Agent, if requested by Agent, irrevocable proxies with respect to the Equity Interests in form satisfactory to Agent and Required Holders. Until receipt thereof, this Agreement shall constitute Pledgor’s proxy to Agent or its nominee to vote all shares of the Equity Interests then registered in Pledgor’s name (subject to Pledgor’s voting rights under Section 3 hereof) upon or after the occurrence of an Event of Default.

21. Agent’s Exoneration. Under no circumstances shall Agent be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Pledged Collateral of any nature or kind, other than the physical custody thereof, or any matter or proceedings arising out of or relating thereto. Agent shall not be required to take any action of any kind to collect, preserve or protect its or Pledgor’s rights in the Pledged Collateral or against other parties thereto. Agent’s prior recourse to any part or all of the Pledged Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Secured Obligations.

22. Notices. All notices, requests and demands to or upon any party hereto shall be given in the manner and become effective as stipulated in the Amendment Agreement. Regardless of the manner in which notice is provided, notices may be sent to Agent and Pledgor pursuant to the notice information set forth in the signature pages hereof or to such other address or telephone number as any party may give to the other for such purpose in accordance with this paragraph.

23. Pledgor’s Obligations Not Affected. The obligations of Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of Pledgor; (b) any exercise or nonexercise, or any waiver, by Agent of any right, remedy, power or privilege under or in respect of any of the Secured Obligations or any security thereof (including this Agreement); (c) any amendment to or modification of the Amendment Agreement, the other Notes Amendment Documents or any of the Secured Obligations; (d) any amendment to or modification of any instrument (other than this Agreement) securing any of the Secured Obligations; or (e) the taking of additional security for, or any guaranty of, any of the Secured Obligations or the release or discharge or termination of any security or guaranty for any of the Secured Obligations, regardless of whether or not Pledgor shall have notice or knowledge of any of the foregoing.

24. No Waiver, Etc. No act, failure or delay by Agent shall constitute a waiver of any of its rights and remedies hereunder or otherwise. No single or partial waiver by Agent of any default or Event of Default or right or remedy that Agent might have shall operate as a waiver of any other default, Event of Default, right or remedy or of the same default, Event of Default, right or remedy on a future occasion. Pledgor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any of the Secured Obligations or the Pledged Collateral, and any and all other notices and demands whatsoever (except as expressly provided herein).

25. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

26. Agent Appointed Attorney-In-Fact. Upon and after the occurrence of an Event of Default, Agent shall be deemed to be Pledgor’s attorney-in-fact, with full power of substitution, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that Agent reasonably deems necessary or advisable to accomplish the purposes hereof, which appointment is coupled with an interest and is irrevocable. Without limiting the generality of the foregoing, Agent shall have the power to arrange for the transfer, upon or at any time after the occurrence of an Event of Default, of any of the Pledged Collateral on the books of any or all of the Companies to the name of Agent or Agent’s nominee. Pledgor agrees to indemnify and save Agent harmless from and against any liability or damage that Agent might suffer or incur, in the exercise or performance of any of Agent’s powers and duties specifically set forth herein, except to the extent that such liability or damage arises from Agent’s gross negligence or willful misconduct.

27. Use of Proceeds. Pledgor hereby represents and warrants to Agent that none of the proceeds heretofore and hereafter received by it under the Amendment Agreement are for the purpose of purchasing any “margin stock” as that term is defined in either Regulation U promulgated by the Board of Governors of the Federal Reserve System, or refinancing any indebtedness originally incurred to purchase any such “margin stock.”

28. Waiver of Subrogation and Other Claims. Pledgor recognizes that Agent, in exercising its rights and remedies with respect to the Pledged Collateral, may likely be unable to find one or more purchasers thereof if, after the sale of the Pledged Collateral, the Company were, because of any claim based on subrogation or any other theory, liable to Pledgor on account of the sale by Agent of the Pledged Collateral in full or partial satisfaction of the Secured Obligations or liable to Pledgor on account of any indebtedness owing to Pledgor that is subordinated to any or all of the Secured Obligations. Pledgor hereby agrees, therefore, that if Agent sells any of the Pledged Collateral in full or partial satisfaction of the Secured Obligations, Pledgor shall in such case have no right or claim against any Company on account of any such subordinated indebtedness or on the theory that Pledgor has become subrogated to any claim or right of Agent against such Company or on any basis whatsoever, and Pledgor hereby expressly waives and relinquishes, to the fullest extent permitted by applicable law, all such rights and claims against Companies.

29. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. In proving this Agreement in any judicial proceeding, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any manually-executed signature page delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature page hereto.

30. WAIVERS. PLEDGOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW: NOTICE OF AGENT’S ACCEPTANCE OF THIS AGREEMENT; NOTICE OF EXTENSIONS OF CREDIT, NOTICES ISSUANCES, LOANS, ADVANCES OR OTHER FINANCIAL ASSISTANCE BY SECURED PARTIES TO PLEDGOR; THE RIGHT TO TRIAL BY JURY (WHICH AGENT ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM CONCERNING THIS AGREEMENT OR ANY OF THE PLEDGED COLLATERAL; PRESENTMENT AND DEMAND FOR PAYMENT OF ANY OF THE SECURED OBLIGATIONS; PROTEST AND NOTICE OF DISHONOR OR DEFAULT WITH RESPECT TO ANY OF THE SECURED OBLIGATIONS; AND ALL OTHER NOTICES TO WHICH PLEDGOR MIGHT OTHERWISE BE ENTITLED EXCEPT AS HEREIN OTHERWISE EXPRESSLY PROVIDED.

31. Governing Law; Jurisdiction; Etc.

(a) The laws of the State of New York will govern this Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby and thereby.

(b) Pledgor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever, whether in law or equity, or whether in contract or tort or otherwise, against any Secured Party in any way relating to this Agreement or the transactions contemplated hereby, in any forum other than the courts of the State of New York sitting in the city of New York, borough of Manhattan, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that any such action, litigation or proceeding may be brought in any such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing herein shall affect any right that each Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against Pledgor or its properties in the courts of any jurisdiction.

(c) Pledgor irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement in any such court referred to in Section 31(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Pledgor irrevocably consents to the service of process in the manner provided for notices in Section 22 and agrees that nothing herein will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

32. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTES AMENDMENT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION

33. Incorporation of Recitals. Each of the Recitals set forth above are true and correct and are incorporated herein and made a part of this Agreement.

34. Inconsistency with Intercreditor Agreement. In the event of any conflict between the terms of this Agreement and the Intercreditor Agreement, the Intercreditor Agreement shall control.

[Remainder of page intentionally left blank; signatures begin on following page.]

IN WITNESS WHEREOF, Pledgor has caused this Agreement to be signed, sealed and delivered by its duly authorized representative on the day and year first above written.

PLEDGOR:

PACIFIC ETHANOL CENTRAL, LLC

By:	/s/ Neil M. Koehler
Name:	Neil M. Koehler
Title:	President and Chief Executive Officer

c/o Pacific Ethanol, Inc.
400 Capital Mall, Suite 2060
Sacramento, California 95814

Accepted:

AGENT:

CORTLAND PRODUCTS CORP.

By:	/s/ Matthew Trybula
Name:	Matthew Trybula
Title:	Associate Counsel

225 W Washington Street, 9th Floor
Chicago, IL 60606

Signature page to Noteholder Pledge Agreement (ICP)

ANNEX A

to Pledge Agreement

Pledgor	Issuer	Type and Class of Equity Interests	Number of Pledged Shares	Certificate Number	Percentage of Outstanding Equity Interests
Pacific Ethanol Central, LLC	ILLINOIS CORN PROCESSING, LLC	Membership Interest	N/A	N/A	100%

ACKNOWLEDGMENT AND AGREEMENT OF ISSUER

The undersigned (“Issuer”) hereby acknowledges, represents and agrees that: (i) such Issuer has received a true and correct copy of the within and foregoing Pledge Agreement (the “Agreement”) by and among PACIFIC ETHANOL CENTRAL, LLC, a limited liability company organized under the laws of Delaware (“Pledgor”), ILLINOIS CORN PROCESSING, LLC, a limited liability company organized under the laws of Delaware (“ICP”), and CORTLAND CAPITAL MARKET SERVICES LLC, as collateral agent for the benefit of the Noteholders (in such capacity, together with its successors and assigns in such capacity, the “Agent”; together with the Noteholders, the “Secured Parties”); (ii) the Agreement has been duly recorded and noted on the books and records of Issuer and will be maintained as part of such books and records; (iii) the Agreement does not violate any term, condition or covenant of the organizational documents of Issuer, or of any other agreement to which Issuer is a party; (iv) Issuer will comply with written instructions originated by Agent without further consent of Pledgor as the registered owner of Pledgor’s respective portion of the Pledged Collateral; (v) Issuer consents to the execution of the Agreement and to the assignment, transfer and pledge of the Pledged Collateral effected thereby; and (vi) upon and after the occurrence of an Event of Default, Issuer consents to a public or private sale or sales of all or any part of the Pledged Collateral by Agent in accordance with the terms of the Agreement and consents to each purchaser of all or any part of the Pledged Collateral at such sale or sales becoming a shareholder, member, partner or other owner, as applicable, of Issuer thereby entitled to the same rights and privileges and subject to the same duties as the owner of the applicable Pledged Collateral under the organizational documents of Issuer.

Each capitalized term used herein, unless otherwise defined herein, shall have the meaning ascribed to such term in the Agreement. Any manually-executed signature page delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature page hereto.

[Remainder of page intentionally left blank; signature appears on the following page.]

IN WITNESS WHEREOF, Issuer has executed this Acknowledgment and Agreement of Issuer under seal as of the date of the Agreement referenced above.

ISSUER:

ILLINOIS CORN PROCESSING, LLC

By:	/s/ Neil M. Koehler
Name:	Neil M. Koehler
Title:	President and Chief Executive Officer

[Acknowledgment and Agreement of Issuer]